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                                  Exhibit 23.1

                         Consent of Arthur Andersen LLP


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FORM S-8
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 1999, included in the Annual Report on Form 10-K of Ace Cash Express, Inc. for the fiscal year ended June 30, 1999, and to all references to our Firm included in this Registration Statement on Form S-8.


                                                             ARTHUR ANDERSEN LLP
Dallas, Texas
August 24, 2000